                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

     Dover Downs Entertainment, Inc.

--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                        DOVER DOWNS ENTERTAINMENT, INC.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 29, 1999

                               ----------------

TO THE HOLDERS OF COMMON STOCK:

  PLEASE TAKE NOTICE that the 1999 Annual Meeting of Shareholders of DOVER DOWNS ENTERTAINMENT, INC., a Delaware corporation, will be held at the Rollins Building, First Floor Auditorium, 2200 Concord Pike, Wilmington, Delaware, on Friday, October 29, 1999, at 9:00 A.M. (Eastern Standard Time) for the following purposes:

    1. To elect three Class III Directors to the Board of Directors;

    2. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Proxy Statement dated September 24, 1999 is attached.

  The Board of Directors has fixed the close of business on September 17, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

  You are cordially invited to attend the Annual Meeting. If you cannot be present in person, please sign and date the enclosed proxy and promptly mail it in the enclosed return envelope which requires no United States postage. Any shareholder giving a proxy has the right to revoke it any time before it is voted. If you hold your stock in a broker or bank "street" account and wish to vote your shares in person at the meeting, you must obtain the appropriate documentation from your broker or bank custodian (the record holder).

                                         BY ORDER OF THE BOARD OF DIRECTORS
                                         KLAUS M. BELOHOUBEK, Vice President-
                                          General Counsel and Secretary


Dated: Dover, Delaware
   September 24, 1999

                               ----------------

  YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO UNITED STATES POSTAGE.

                                PROXY STATEMENT

                        DOVER DOWNS ENTERTAINMENT, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 29, 1999

                               ----------------

  The information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Shareholders to be held on October 29, 1999 (the "Annual Meeting") is submitted to the shareholders for their information.

                   SOLICITATION OF AND POWER TO REVOKE PROXY

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of DOVER DOWNS ENTERTAINMENT, INC., a Delaware corporation (the "Company"). Proxies solicited hereby are to be voted at the Annual Meeting or at any adjournment thereof.

  The mailing address for the Company's principal executive office is 1131 North DuPont Highway, Route 13, Dover, Delaware 19901. This Proxy Statement and the form of proxy were first sent to the Company's shareholders on September 24, 1999.

  A form of proxy is enclosed. Each proxy submitted will be voted as directed but, if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors as Class III Directors.

  The solicitation of proxies will be by mail. It may be that further solicitation of proxies will be made by telephone, telegram or interview with some shareholders of the Company, following the original solicitation. All such further solicitations will be made by regular officers and employees of the Company, who will not be additionally compensated therefor, or its Transfer Agent. The Company will bear the entire cost of all such solicitations, which will be nominal and include reimbursements paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners.

  Each shareholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked by filing with the General Counsel of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person, whether or not such shareholder has previously given a proxy. If you hold your stock in a broker or bank "street" account and wish to vote your shares in person at the meeting, you must obtain the appropriate documentation from your broker or bank custodian (the record holder).

                                 CAPITAL STOCK

  The outstanding capital stock of the Company on September 17, 1999 consisted of 11,460,184 shares of Common Stock, par value $.10 per share (the "Common Stock"), and 24,441,010, shares of Class A Common Stock, par value $.10 per share (the "Class A Common Stock"). Shares of Class A Common Stock are convertible at any time into shares of Common Stock on a share-for-share basis at the option of the holder thereof.

  Each holder of Common Stock is entitled to one vote for each share of Common Stock held and each holder of Class A Common Stock is entitled to ten votes for each share of Class A Common Stock held, except to the extent that voting by class is required by law. At a meeting of stockholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or the Company's Certificate of Incorporation or Bylaws. Under the General Corporation Law of the State of Delaware, holders of Common Stock and Class A Common Stock are entitled to vote as a class with respect to certain matters, including mergers and amendments to the Certificate of Incorporation of the Company which would have certain specified effects on the Common Stock and Class A Common Stock, respectively. There is no class voting or cumulative voting with respect to the election of directors.

  A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the State of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast in favor of a proposal to the number of votes cast against the proposal, and hence only votes for or against the proposal (and not abstentions or broker non-votes) are relevant to the outcome.

  As of July 31, 1999, only eight persons were known to the Company to own beneficially more than five percent (5%) of the outstanding shares of the Common Stock or Class A Common Stock. The name and address of each such person, together with the number of shares owned and the percentage of outstanding shares that ownership represents and information as to Common Stock and Class A Common Stock ownership of the Named Executives identified in the Summary Compensation Table and the officers and directors of the Company as a group (according to information received by the Company) are set forth below.

                                                  Number of Shares
Names and Addresses             Title of            and Nature of      Percent of
of Beneficial Owners             Class         Beneficial Ownership(1)   Class
--------------------            --------       ----------------------- ----------
John W. Rollins.........      Common Stock                   --             --
One Rollins Plaza         Class A Common Stock       11,826,260(2)        48.7%
Wilmington, DE 19803
Henry B. Tippie.........      Common Stock              150,000(3)         1.3%
P.O. Box 26557            Class A Common Stock        3,000,000           12.4%
Austin, TX 78755
Gary W. Rollins.........      Common Stock                   --             --
2170 Piedmont Street, NE  Class A Common Stock        2,030,000            8.4%
Atlanta, GA 30301
R. Randall Rollins......      Common Stock                   --             --
2170 Piedmont Street, NE  Class A Common Stock        2,030,000            8.4%
Atlanta, GA 30301
Granahan Investments
 Management Inc.........      Common Stock              962,200            8.4%
275 Wyman Street          Class A Common Stock               --            --
Waltham, MA 02451
Fidelity Management &
 Research Corp..........      Common Stock              821,700            7.2%
82 Devonshire Street      Class A Common Stock               --             --
Boston, MA 02109
Eugene W. Weaver........      Common Stock               11,000             --
One Rollins Plaza         Class A Common Stock        1,506,000(4)         6.2%
Wilmington, DE 19803
Jeffrey W. Rollins......      Common Stock                   --(5)          --
One Rollins Plaza         Class A Common Stock        1,309,200            5.4%
Wilmington, DE 19803
Denis McGlynn...........      Common Stock                  200             --
61131 North DuPont High-
 way                      Class A Common Stock          637,000(6)         2.6%
Dover, DE 19901
Timothy R. Horne........      Common Stock                   --             --
1131 North DuPont High-
 way                      Class A Common Stock               --             --
Dover, DE 19901
Robert M. Comollo.......      Common Stock                2,000             --
1131 North DuPont High-
 way                      Class A Common Stock               --             --
Dover, DE 19901
All Directors and Offi-
 cers                         Common Stock              552,958(7)         4.9%
as a Group (14 per-
 sons)..................  Class A Common Stock       23,587,660           97.2%

--------
(1) As to officers and directors, shares are owned directly and of record. Class A Common Stock is convertible, at any time, on a share-for-share basis into Common Stock at the option of the holder thereof. As a result, pursuant to Rule 13d of the Securities Exchange Act of 1934, a stockholder is deemed to have beneficial ownership of the shares of Common Stock which such stockholder may acquire upon conversion of the Class A Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account such shares of Common Stock which may be acquired upon conversion (an amount which is equal to the number of shares of Class A Common Stock held by a stockholder). The above numbers exclude the following shares of Common Stock subject to options granted under the Company's 1996 Stock Option Plan which the listed beneficial owner has the right to acquire beneficial ownership as

                                                       (Footnotes on next page)
     specified in Rule 13d of the Exchange Act: Denis McGlynn, 20,000 shares; Eugene W. Weaver, 10,000 shares; Robert M. Comollo, 8,000 shares; Timothy
     R. Horne, 10,000 shares; and all directors and officers as a group, 281,388 shares. The above numbers also exclude the following shares of Class A Common Stock subject to options granted under the Company's 1991 Stock Option Plan which the listed beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d of the Exchange Act: Denis McGlynn, 360,000 shares; and all directors and officers as a group, 360,000 shares.
(2) Includes 150,000 shares of Class A Common Stock held by a corporation owned by Mr. Rollins, but does not include 110,750 shares of Class A
     Common Stock held by his wife and 22,000 shares of Common Stock held by his wife as Custodian for his minor children, as to which Mr. Rollins disclaims any beneficial interest.
(3) Does not include 50,000 shares of Common Stock held as Co-Trustee, as to which Mr. Tippie disclaims any beneficial interest.
(4) Does not include 60,000 shares of Class A Common Stock held by his wife and 2,000 shares of Class A Common Stock held as Trustee, as to which Mr. Weaver disclaims any beneficial interest, and 600,000 shares of Class A Common Stock owned by a partnership over which Mr. Weaver has sole voting power, as to which Mr. Weaver disclaims beneficial interest in 76.14% of the partnership.
(5) Does not include 900 shares of Common Stock and 1,700 shares of Class A Common Stock held by his wife and 7,950 shares of Common Stock and 5,100 shares of Class A Common Stock held by his wife as Custodian for his minor children, as to which Mr. Rollins disclaims any beneficial interest.
(6) Does not include 52,000 shares of Class A Common Stock held by his wife, as to which Mr. McGlynn disclaims any beneficial interest.
(7) Does not include 12,814 shares of Common Stock held by his wife, as to which Mr. Pook disclaims any beneficial interest.

                             ELECTION OF DIRECTORS

  Three individuals are to be elected at the Annual Meeting to serve as Class III Directors for a term of three years, and until the election and qualification of their successors. Seven other individuals serve as directors but are not standing for re-election because their terms as directors extend past the Annual Meeting pursuant to provisions of the Company's Certificate of Incorporation which provide for the election of directors for staggered terms, with each director serving a three year term.

  Unless a shareholder WITHHOLDS AUTHORITY, the proxy holders will vote FOR the election of each of the persons named below to a three year term as a director. Although the Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as director at the time of the election, unless the shareholder WITHHOLDS AUTHORITY, the proxies will be voted for such nominee as is designated by the present Board of Directors to fill such vacancy.

  The name and age of each of the nominees, his principal occupation, the period during which he has served as a director, together with the number of shares of Common Stock and Class A Common Stock beneficially owned by him, directly or indirectly, and the percentage of outstanding shares that ownership represents, all as at the close of business July 31, 1999 (according to information received by the Company), are set forth below. Similar information is also provided for those directors whose terms expire in future years.

                                                                                         Percent of
       Names of                   Principal            Service as          Shares of     Outstanding
       Nominees                 Occupation(1)           Director   Age Capital Stock(2)    Shares
       --------                 -------------         ------------ --- ----------------  -----------
Class III (Term Expires 2002)
John W. Rollins         Chairman of the Board;        1967 to date 82    Common Stock:
                        Chairman of the Board and                             --              --
                        Chief Executive Officer,                        Class A Common
                        Rollins Truck Leasing Corp.                         Stock:          48.7%
                        (3)                                              11,826,260(4)
Denis McGlynn           President and Chief           1979 to date 53    Common Stock:
                        Executive Officer                                     200             --
                                                                        Class A Common
                                                                            Stock:           2.6%
                                                                          637,000(5)
Jeffrey W. Rollins      Vice President--Operations,   1993 to date 34    Common Stock:
                        Brandywine Center                                    --(6)            --
                        Management, L.L.C. (3)                          Class A Common
                                                                            Stock:           5.4%
                                                                           1,309,200
Class I (Term Expires
 2000)
  Names of Directors
 Whose Terms Have Not
       Expired
 --------------------
Henry B. Tippie         Vice Chairman of the Board;   1996 to date 72    Common Stock:
                        Chairman of the Executive                         150,000(7)         1.3%
                        Committee and
                        Vice Chairman of the Board,                     Class A Common
                        Rollins Truck Leasing Corp.;                        Stock:          12.4%
                        Chairman of the Executive                          3,000,000
                        Committee and Director,
                        Matlack Systems, Inc.;
                        Chairman of the Board and
                        Chief Executive Officer,
                        Tippie Services, Inc.
R. Randall Rollins      Chairman of the Board and     1996 to date 67    Common Stock:
                        Chief Executive Officer,                              --              --
                        Rollins, Inc.; Chairman of                      Class A Common
                        the Board and Chief                                  Stock           8.4%
                        Executive Officer, RPC, Inc.                       2,030,000
                        (3)
Patrick J. Bagley       Vice President--Finance,      1996 to date 52    Common Stock:
                        Treasurer and Director,                              1,000            --
                        Rollins Truck Leasing Corp.;                    Class A Common
                        Vice President--Finance,                            Stock:            --
                        Treasurer and Director,                               --
                        Matlack Systems, Inc.
Christopher R. Pook     President and Chief           1998 to date 58    Common Stock:
                        Executive Officer, Grand                          372,858(8)         3.3%
                        Prix Association of Long
                        Beach, Inc.
                                                                        Class A Common
                                                                            Stock:            --
                                                                              --
Class II (Term Expires
 2001)
John W. Rollins, Jr.    President, Chief Operating    1996 to date 57    Common Stock:
                        Officer and Director,                               900(9)            --
                        Rollins Truck Leasing Corp.;                    Class A Common
                        Chairman of the Board, and                          Stock:           1.8%
                        Chief Executive Officer,                            434,000
                        Matlack Systems, Inc. (3)
Eugene W. Weaver        Financial Vice President,     1971 to date 66    Common Stock:
                        John W. Rollins &                                   11,000            --
                        Associates; Vice Chairman                       Class A Common
                        and Financial Vice                                  Stock:           6.2%
                        President, Rollins Jamaica,                     1,506,000 (10)
                        Ltd.; Vice President and
                        Director, Brandywine........
                        Sports, Inc.
Melvin L. Joseph        Vice President and Director   1969 to date 77    Common Stock:
                        of Auto Racing, Dover Downs                         10,000            --
                        International Speedway,                         Class A Common
                        Inc.; President, Melvin                             Stock:           3.4%
                        Joseph Construction Company                         815,00

--------
 (l) Except as noted, the nominees and other directors have held the positions of responsibility set out in the above column (but not necessarily their present titles) for more than five years. In addition to the directorships listed in the above column, the following individuals also serve on the board of directors of the following companies: John W. Rollins, Rollins, Inc., Matlack Systems, Inc., Safety-Kleen Corp.,

                                                       (Footnotes on next page)

      RPC, Inc. and FPA Corp.; Henry B. Tippie, Rollins, Inc., Safety-Kleen Corp. and RPC, Inc.; R. Randall Rollins, SunTrust Banks Inc. and SunTrust Banks of Georgia; John W. Rollins, Jr., Safety-Kleen Corp.; Eugene W. Weaver, WSFS Financial Corp. Jeffrey W. Rollins has been Vice President-- Development for Brandywine Center Management, L.L.C. since 1997. Previously he was Vice President of the Eastern Region of Rollins Environmental, Inc., now a subsidiary of Safety-Kleen Corp. John W. Rollins has been a director and major stockholder of the Company since 1967 and was appointed to the newly created position of Chairman of the Board of Directors in 1996. Dover Downs International Speedway, Inc. and Grand Prix Association of Long Beach, Inc. are both wholly-owned subsidiaries of the Company. Rollins Truck Leasing Corp. is engaged in the business of truck leasing and logistics. Matlack Systems, Inc. provides transportation services. Rollins, Inc. is a consumer services company engaged in residential and commercial termite and pest control. Safety-Kleen Corp. is engaged in the business of industrial waste disposal. RPC, Inc. is a diversified company engaged in oil and gas field services and boat manufacturing. WSFS Financial Corp., SunTrust Banks Inc., and SunTrust Banks of Georgia are all financial institutions. John W. Rollins & Associates and Tippie Services, Inc. provide management services. Rollins Jamaica, Ltd., Brandywine Sports, Inc. and Brandywine Center Management, L.L.C. are involved in real estate development or management.
 (2) All shares are owned directly and of record. Class A Common Stock is convertible, at any time, on a share-for-share basis into Common Stock at the option of the holders thereof. As a result, pursuant to Rule 13d of the Securities Exchange Act of 1934, a stockholder is deemed to have beneficial ownership of the shares of Common Stock which such stockholder may acquire upon conversion of the Class A Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account such shares of Common Stock which may be acquired upon conversion (an amount which is equal to the number of shares of Class A Common Stock held by a stockholder). The above numbers exclude the following shares of Common Stock subject to options granted under the Company's 1996 Stock Option Plan which the listed beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d of the Securities Exchange Act of 1934: Denis McGlynn, 20,000; Eugene W. Weaver, 10,000; and Christopher R. Pook, 229,788. The above numbers also exclude the following shares of Class A Common Stock subject to options granted under the Company's 1991 Stock Option Plan which the listed beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d of the Exchange Act: Denis McGlynn, 360,000 shares.
 (3)  John W. Rollins is the uncle of R. Randall Rollins and the father of John
      W. Rollins, Jr. and Jeffrey W. Rollins.
 (4) Includes 150,000 shares of Class A Common Stock held by a corporation owned by Mr. Rollins, but does not include 110,750 shares of Class A Common Stock held by his wife and 22,000 shares of Common Stock held by his wife as Custodian for his minor children, as to which Mr. Rollins disclaims any beneficial interest.
 (5) Does not include 52,000 shares of Class A Common Stock held by his wife, as to which Mr. McGlynn disclaims any beneficial interest.
 (6) Does not include 900 shares of Common Stock and 1,700 shares of Class A Common Stock held by his wife and 7,950 shares of Common Stock and 5,100 shares of Class A Common Stock held by his wife as Custodian for his minor children, as to which Mr. Rollins disclaims any beneficial interest.
 (7) Does not include 50,000 shares of Common Stock held as Co-Trustee, as to which Mr. Tippie disclaims any beneficial interest.
 (8) Does not include 12,814 shares of Common Stock held by his wife, as to which Mr. Pook disclaims any beneficial interest.
 (9) Does not include 900 shares of Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest.
(10) Does not include 60,000 shares of Class A Common Stock held by his wife and 2,000 shares of Class A Common Stock held as Trustee, as to which Mr. Weaver disclaims any beneficial interest, and 600,000 shares of Class A Common Stock owned by a partnership over which Mr. Weaver has sole voting power, as to which Mr. Weaver disclaims beneficial interest in 76.14% of the partnership.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

  The Board of Directors held four regularly scheduled meetings during fiscal year 1999. All meetings were attended by at least ninety percent of the Board.

  Audit Committee. The Audit Committee consists of Patrick J. Bagley, Chairman, and Henry B. Tippie. The Audit Committee held two meetings during the last fiscal year. The Committee's functions include consulting with the Company's independent public accountants concerning the scope and results of the audit, reviewing the evaluation of internal accounting controls and inquiring into special accounting-related matters.

  Executive Committee. The Executive Committee consists of John W. Rollins, Chairman, Denis McGlynn and Eugene W. Weaver. The Executive Committee held seven meetings during the last fiscal year. The Executive Committee has the power to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of the by-laws of the Company.

  Finance Committee. The Finance Committee consists of Henry B. Tippie, Chairman, John W. Rollins and Denis McGlynn. The Finance Committee held four meetings during the last fiscal year. The Finance Committee has and may exercise all of the powers and authority of the Board of Directors with respect to budgets, capital expenditures, investments, cash management, incurring of indebtedness, issuances of securities, acquisition or disposition of real or personal property and other financial matters to the fullest extent permitted by the General Corporation Law of the State of Delaware.

  Compensation and Stock Option Committee. The Compensation and Stock Option Committee consists of Henry B. Tippie, Chairman, and John W. Rollins. The Compensation and Stock Option Committee held three meetings during the last fiscal year. The Committee establishes compensation and benefits for the Company's directors, officers and key employees and administers the Company's outstanding Stock Option Plans including the granting of options to various employees of the Company and its subsidiaries.

  The Company does not have a nominating committee of the Board of Directors.

                            DIRECTORS' COMPENSATION

  Directors who are not full-time employees of the Company or any of its subsidiaries are each paid an annual retainer for Board service of $10,000 and an attendance fee of $1,000 for each Board of Directors or committee meeting attended.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 9 shall not be incorporated by reference into any such filings.

         REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  During fiscal year 1999, the members of the Compensation and Stock Option Committee of the Board of Directors held primary responsibility for determining executive compensation levels.

  The Company is engaged in a highly competitive industry. As a consequence, the Company views its ability to attract and retain qualified executives as the cornerstone of its future success. In order to accomplish this objective, the Company has endeavored to structure its executive compensation in a fashion that takes into account the Company's operating performance and the individual performance of the executive. Of necessity, this analysis is subjective in nature and not based upon a structured formula. The factors referred to above are not weighted in an exact fashion.

  Pursuant to the above compensation philosophy, the total annual compensation of executive officers of the Company is made up of one or more of three elements. The three elements are salary, an annual incentive compensation package and, in some years, grants of stock options.

  The salary of each executive officer is determined by the Compensation and Stock Option Committee. As previously stated, in making its determinations the Committee gives consideration to the Company's operating performance for the prior fiscal year and the individual executive's performance.

  The annual incentive compensation package for the executive officers is developed by the Chief Executive Officer of the Company prior to the end of each fiscal year. It is based upon a performance formula for the ensuing fiscal year. That performance formula and incentive package is then reviewed by the Committee and is either accepted, amended or modified.

  Awards under the Company's Stock Option Plans are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. Grants are made under the Plans and the Plans are administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock options, the Committee gives consideration to the overall performance of the Company and the performance of individual employees.

                               CEO COMPENSATION

  The CEO's compensation is determined by the Compensation and Stock Option Committee. As is the case with respect to the executive officers, the CEO's compensation is based upon the Company's operating performance and his individual performance. The CEO's compensation consists of the same three elements identified above with respect to executive officers: salary; an annual incentive; and, in some years, grants of stock options. The determination of salary and the award of stock options, if any, are subjective and not based upon any specific formula or guidelines. The determination of an annual incentive is based on the amount by which the Company's pre-tax earnings exceed a target established by the Committee prior to the beginning of the fiscal year. The target is revised annually. The CEO is not a member of the Committee and does not participate in the deliberations of the Committee when his salary or incentive is determined.

                               Compensation and
                            Stock Option Committee
                          Henry B. Tippie - Chairman
                                John W. Rollins

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based on its review of the copies of such forms received by it, the Company believes that during its fiscal year ended 1999 all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                           COMMON STOCK PERFORMANCE

  The following graph reflects a comparison of the cumulative total shareholder return on the Company's common stock with the S&P Composite 500 Index and an index of peer companies selected by the Company consisting of companies engaged in one or more of the following businesses: motorsports, horse racing and gaming. In addition to the Company, the peer group includes Speedway Motorsports, Inc., International Speedway Corporation, Penske Motorsports, Inc., Penn National Gaming, Inc., Argosy Gaming Company, The Sands Regent, Showboat, Inc., President Casinos, Inc., Casino America, Inc., Lady Luck Gaming Corp., Churchill Downs, Inc., Colonial Downs Holdings, Inc. and Hollywood Park, Inc. The graph assumes that the value of the investment in the Company's common stock and each index was 100 at October 3, 1996 (the Company's initial public offering date) and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of any future return on the Company's common stock.

                             [Graph Appears Here]

                                                                    YEARS
                                                             -------------------
                                                             1996 1997 1998 1999
                                                             ---- ---- ---- ----
   Dover Downs Entertainment, Inc........................... 100  107  187  216
   S&P 500.................................................. 100  128  166  204
   Peer Group............................................... 100   89   98  153

Assumes $100 invested on October 3, 1996

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following directors serve on the Company's Compensation and Stock Option
Committee: Henry B. Tippie, Chairman and John W. Rollins. Both Henry B. Tippie and John W. Rollins are members of the Executive Committees of Rollins Truck Leasing Corp. and Matlack Systems, Inc. The Executive Committee of each of these two Companies performs the functions of a Compensation Committee.

                            EXECUTIVE COMPENSATION

  Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended June 30, 1997, June 30, 1998 and June 30, 1999 of those persons who were, at June 30, 1999,
(i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose total annual salary exceeded $100,000 (the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                                                                  Long Term Compensation
                                                                ---------------------------
                                      Annual Compensation             Awards        Payouts
                                 ------------------------------ ------------------- -------
                                                                Restricted  Stock           All Other
        Name and                                   Other Annual   Stock    Options   LTIP    Compen-
       Principal                 Salary  Incentive   Comp.(2)   Awards(3)  /SARs(4) Payouts  sation
        Position         Year(1)    $        $          $           $         #        $        $
       ---------         ------- ------- --------- ------------ ---------- -------- ------- ---------
Denis McGlynn...........  1999   350,000  135,098      --          --       25,000    --       --
President and CEO         1998   350,000  217,087      --          --          --     --       --
                          1997   320,833  289,659      --          --       63,528    --       --
Eugene W. Weaver (5)....  1999   100,000   19,942      --          --          --     --       --
Senior Vice President--   1998   100,000   29,687      --          --          --     --       --
Administration            1997    91,667   37,958      --          --       30,000    --       --
Robert M. Comollo.......  1999   125,000   23,009      --          --        5,000    --       --
Treasurer                 1998   125,000   29,687      --          --          --     --       --
                          1997   114,583   47,447      --          --       24,000    --       --
Timothy R. Horne........  1999   130,000   38,349      --          --       10,000    --       --
Vice President--Finance   1998   100,000   40,821      --          --          --     --       --
and CFO

--------
(1) In 1997, the Company changed its fiscal year end from July 31 to June 30. Accordingly, the numbers for 1997 reflect compensation for eleven months.
(2) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.
(3)  No awards have ever been made.
(4) All numbers have been adjusted to reflect the Company's 2 for 1 stock split effective September 15, 1998.
(5) Eugene W. Weaver resigned as Senior Vice President--Administration effective September 30, 1999. He will remain a Director and member of the Executive Committee.

        OPTION AND STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

  The following table sets forth stock options granted in the fiscal year ending June 30, 1999 to each of the Company's Named Executives. Employees of the Company and its subsidiaries are eligible for stock option grants based on individual performance. The Company did not issue any stock appreciation rights. The table also sets forth the hypothetical gains that would exist for the options at the end of their eight-year terms, assuming compound rates of stock appreciation of 0%, 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on the market price on the grant date.

                                     Individual Grants(1)
                          ------------------------------------------
                                                                      Potential Realizable Value
                                    % of Total                        at Assumed Annual Rates of
                                     Options                         Stock Price Appreciation for
                          Options   Granted To   Exercise                  Option Term (2)
                          Granted   Employees     Price   Expiration ----------------------------
          Name              (#)   in Fiscal Year  ($/Sh)     Date     0%      5%          10%
          ----            ------- -------------- -------- ---------- ---------------- -----------
Denis McGlynn...........   25,000      11.2%      $12.25   01/03/07   --  $   146,221 $   350,224
Robert M. Comollo.......    5,000       2.3%      $12.25   01/03/07   --  $    29,244 $    70,045
Timothy R. Horne........   10,000       4.5%      $12.25   01/03/07   --  $    58,488 $   140,090
All employees as a group  222,500     100.0%      $12.25   07/01/06   --  $ 1,421,409 $ 3,404,521
 (3)....................                             to        to
                                                  $14.75   03/17/07

--------
(1)  Options for the Named Executives were granted on January 4, 1999.
(2) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, nontransferability or phased-in vesting.
(3) Based on 75,000 options granted on July 1, 1998, 112,500 options granted on January 4, 1999 and 35,000 options granted on March 18, 1999. All options relate to shares of Common Stock and have an exercise price ranging from $12.25 to $14.75.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

  The following table summarizes option exercises during fiscal year 1999 by the Company's Named Executives, and the value of the options held by such persons as of June 30, 1999. The Company has not granted and does not have any Stock Appreciation Rights outstanding.

                                                                                        Value of
                                                              Number of                Unexercised
                                                             Unexercised              In-the-Money
                                                             Options at                Options at
                         Shares Acquired    Value           FY-End (#)(1)             FY-End ($)(2)
          Name           on Exercise (#) Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           --------------- ------------ ------------------------- -------------------------
Denis McGlynn...........       --            -0-          380,000 /248,528       $6,311,310 /$3,599,631
Eugene W. Weaver........       --            -0-           10,000 / 20,000       $   91,875 /$  183,750
Robert M. Comollo.......       --            -0-            8,000 / 21,000       $   73,500 /$  174,188
Timothy R. Horne........       --            -0-           10,000 / 30,000       $   86,875 /$  228,125

--------
(1) All numbers have been adjusted to reflect the Company's 2 for 1 stock split effective September 15, 1998.
(2) The value of the Company's Common Stock on June 30, 1999 was $17.69 per share.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

  There were no Long-Term Incentive Plan Awards to the Named Executives during fiscal year 1999.

                                 BENEFIT PLANS

Pension Plans

  The Company's Pension Plan is a non-contributory qualified employee defined benefit plan. All full time employees of the Company are eligible to participate in the Pension Plan. Up to September 30, 1989, retirement benefits were equal to the sum of from 1% to 1.8% of an employee's annual cash compensation for each year of service to age 65. Commencing October 1, 1989 and thereafter, retirement benefits are equal to the sum of 1.35% of earnings up to covered compensation, as that term is defined in the Plan, and 1.7% of earnings above covered compensation. Pensionable earnings includes regular salaries or wages, commissions, bonuses, overtime earnings and short-term disability income protection benefits.

  Retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's benefits may be paid in certain alternative forms having actuarially equivalent values. Retirement benefits are fully vested after the completion of five years of credited service or, if earlier, upon reaching age 55. The maximum annual benefit under a qualified pension plan is currently $130,000 beginning at the Social Security retirement age (currently age 65).

  The Company maintains a non-qualified, defined benefit plan, called the Excess Benefit Plan, which covers those participants of the Pension Plan whose benefits are limited by the Internal Revenue Code. A participant in the Excess Benefit Plan is entitled to a benefit equaling the difference between the amount of the benefit payable without limitation and the amount of the benefit payable under the Pension Plan.

  Annual pension benefit projections for the Named Executives assume: (a) that the participant remains in the service of the Company until age 65; (b) that the participant's earnings continue at the same rate as paid in the fiscal year ended June 30, 1999 during the remainder of his service until age 65; and
(c) that the Plans continue without substantial modification.

  The estimated annual benefit at retirement for each of the following Named Executives of the Company is: Denis McGlynn, $177,442; Robert M. Comollo, $62,499; and Timothy R. Horne, $92,752. Eugene W. Weaver has started receiving his pension benefit of $19,064 annually.

401(k) Retirement Plan

  The Company has a deferred compensation plan pursuant to section 401(k) of the Internal Revenue Code for all its full time employees who have completed ninety (90) days of service. Covered employees may contribute up to 15% of their compensation for each calendar year. In addition, the Company contributes up to an additional 100% of the first $250 of compensation contributed by any covered employee to the plan. An employee's maximum annual contribution to the plan is $10,000. All contributions are funded currently.

                                   AUDITORS

  The Board of Directors has not selected or recommended the name of an independent public accounting firm for approval or ratification by the shareholders. The Board of Directors believes that it will be in the best interests of the shareholders if it is free to make such determination based upon all factors that are then relevant.

  KPMG LLP served as the Company's auditors for the fiscal year ended June 30, 1999. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement should such representative so desire. Such representative also will be available to answer questions raised orally.

  During the fiscal year ended June 30, 1999, KPMG LLP's services rendered to the Company consisted of auditing the Company's financial statements. In this connection, KPMG LLP performed such tests of the Company's accounting records and other auditing procedures as were required by generally accepted auditing standards.

                             SHAREHOLDER PROPOSALS

  Appropriate proposals of eligible shareholders (an eligible shareholder must be a record or beneficial owner of at least l% or $l,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year) intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Company no later than May 28, 2000 for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                                 MISCELLANEOUS

  ON WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL SHAREHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE, FREE OF CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1999, WHICH INCLUDES THE FINANCIAL STATEMENTS. REQUESTS FOR A COPY OF FORM 10-K SHOULD BE MADE IN WRITING AND ADDRESSED TO:

            TIMOTHY R. HORNE
            VICE PRESIDENT--FINANCE and CHIEF FINANCIAL OFFICER
            DOVER DOWNS ENTERTAINMENT, INC.
            1131 NORTH DUPONT HIGHWAY
            DOVER, DE 19901

  THE COMPANY WILL CHARGE REASONABLE OUT-OF-POCKET EXPENSES FOR THE REPRODUCTION OF EXHIBITS TO FORM 10-K SHOULD A SHAREHOLDER REQUEST COPIES OF SUCH EXHIBITS.

  The Company's Annual Report for the fiscal year ended June 30, 1999 has been mailed to shareholders under separate cover.

  The Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Klaus M. Belohoubek,
                                          Vice President-General Counsel and
                                          Secretary

Dover, Delaware
September 24, 1999

                              (Mark only one box)

[X] Please mark your votes as indicated in the example.

1. ELECTION OF DIRECTORS

Nominees: John W. Rollins, Dennis McGlynn, Jeffrey W. Rollins

VOTE FOR all nominees listed above; except vote withheld from following nominee (if any):

-------------------------------------------------------------------------------

FOR all nominees listed to the right (except as marked to the contrary)
[ ]

WITHHOLD AUTHORITY to vote for all nominees listed to the right
[ ]

2. At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.


                               Please sign below, date and return promptly.

                                ------------------------------------

                                ------------------------------------
                                  (Signature(s) of Shareholder(s)

                                Dated: _____________________________, 1999

                                Signature(s) should conform to name(s) and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.

           NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE
              ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                        DOVER DOWNS ENTERTAINMENT, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                  Friday, October 29, 1999, 9:00 A.M., E.S.T.

    The undersigned hereby constitutes and appoints John W. Rollins and Denis McGlynn, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock and Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on October 29, 1999 at 9:00 A.M., Eastern Standard Time, Rollins Building, First Floor Auditorium, Wilmington, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement dated September 24, 1999, as follows:

    The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated September 24, 1999, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOVER DOWNS ENTERTAINMENT, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                          (CONTINUED FROM OTHER SIDE)
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE